SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to Rule 14a-12


                              NET PERCEPTIONS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable

(2) Aggregate number of securities to which transaction applies: Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4) Proposed maximum aggregate value of transaction: Not applicable

(5) Total fee paid: Not applicable

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not applicable

(2) Form, Schedule or Registration Statement No.: Not applicable

(3) Filing Party: Not applicable

(4) Date Filed: Not applicable



Contact:

Tom Donnelly
President and Chief Financial Officer
Net Perceptions, Inc.
952-842-5400
tdonnelly@netperceptions.com



     Net Perceptions Announces Third Quarter Results; Board Adopts Plan of
                      Complete Liquidation and Dissolution

MINNEAPOLIS - Net Perceptions, Inc. (Nasdaq: NETP) today reported revenue of $438 thousand for the quarter ended September 30, 2003 and a loss of $1.7 million, or ($0.06) per share. Included in these results was a $1.1 million restructuring charge ($406 thousand related to employee severance payments and $645 thousand related to the settlement of certain real estate obligations previously disclosed on September 12, 2003). In the same period last year the Company reported $1.6 million in revenue and a loss of $626 thousand, or ($0.02) per share. At September 30, 2003, the Company had nine employees.

Net Perceptions completed the quarter with approximately $12.2 million in cash. The Company is not providing financial guidance for the fourth quarter of 2003.

Plan of Liquidation
-------------------

The Company also announced today that its board of directors has unanimously adopted a plan of complete liquidation and dissolution, which will be submitted to the Company's stockholders for approval. The plan contemplates that the Company will sell, license or otherwise dispose of its intellectual property and other non-cash assets, and, after discharging or, through a contingency reserve, providing for, its liabilities (including contingent liabilities) and expenses, will distribute its net cash to its stockholders. The Company intends to hold a special meeting of stockholders as soon as practicable to approve and adopt the plan. A proxy statement describing the plan and the board's reasons for adopting it will be mailed to stockholders prior to the special meeting.

Conference Call
---------------

There will be a conference call to discuss Net Perceptions' financial results for the quarter ended September 30, 2003 on Thursday October 23, 2003 beginning at 4:00 pm (CST). The dial-in number for the call is (913) 981-5571 (Conference ID#559716). The call will also be available for replay beginning approximately two hours after the call is completed until October 31, 2003 by dialing (719) 457-0820 and entering code 559716. This press release and additional financial information is available on the Net Perceptions web site at www.netperceptions.com under "News Releases."

About Net Perceptions
---------------------

Net Perceptions (Nasdaq: NETP) is a software and services company that provides solutions for intelligent customer interaction that drive demand, grow revenue and increase profitability. Founded in 1996, Net Perceptions is headquartered in Minneapolis, Minnesota. Customers include market leaders such as 3M, Brylane, Great Universal Stores, J.C. Penney, J&L Industrial Supply and Half.com. For more information visit http://www.netperceptions.com or call 800-466-0711.

Forward Looking Statements
--------------------------

Net Perceptions and the Net Perceptions logo are registered trademarks of Net Perceptions, Inc. All other trademarks are the property of their respective owners. Any statements in this press release regarding expectations of future results or events are "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements in this press release reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results or events to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could effect future results or events are detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation and expressly disclaims any duty to update information in this press release except as required by law.

Additional Information About the Plan of Liquidation and Where to Find It
-------------------------------------------------------------------------

In connection with the proposed plan of complete liquidation and dissolution, the Company intends to file with the Securities and Exchange Commission (SEC) a proxy statement and other relevant materials. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF LIQUIDATION. Investors and security holders may obtain a free copy of the proxy statement and such other materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC's web site at www.sec.gov. A free copy of the proxy statement when it becomes available and other documents filed with the SEC by the Company may also be obtained by directing a request to: Net Perceptions, Inc., 7700 France Avenue South, Edina, Minnesota 55435, Attention: President.

Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the plan of liquidation.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed plan of liquidation. Information regarding the direct and indirect interests of the Company's executive officers and directors in the proposed plan of liquidation will be included in the proxy statement regarding the proposed plan of liquidation.

                              NET PERCEPTIONS, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)


--------------------------------------------------------------------------------
                                               September 30,       December 31,
                                                   2003                2002
                                                (Unaudited)
--------------------------------------------------------------------------------

Assets
Current assets:
    Cash and cash equivalents                     $  12,187           $  39,729
    Short-term investments                                0              23,230
    Accounts receivable, net                            153                 389
    Prepaid expenses and other current assets           792                 627
--------------------------------------------------------------------------------
            Total current assets                     13,132              63,975

Property and equipment, net                              90               1,096
Other assets                                            336                 725
--------------------------------------------------------------------------------
            Total assets                          $  13,558           $  65,796
--------------------------------------------------------------------------------

Liabilities and stockholders' equity
  Current liabilities:
    Accounts payable and accrued expenses            $  282            $  1,522
    Deferred revenue                                    626                 750
    Accrued restructuring costs                          50               4,672
--------------------------------------------------------------------------------
            Total current liabilities                   958               6,944

Deferred Rent                                             0                 510
--------------------------------------------------------------------------------
            Total liabilities                           958               7,454
--------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' equity:
    Common stock                                          2                   2
    Additional paid-in capital                      233,760             275,053
    Accumulated other comprehensive income                0                 122
    Accumulated deficit                            (221,162)           (216,835)
--------------------------------------------------------------------------------
            Total stockholders' equity               12,600              58,342
--------------------------------------------------------------------------------

            Total liabilities and                 $  13,558           $  65,796
              stockholders' equity
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Three Months Ended       Nine Months Ended
                                      September 30,            September 30,
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   2003        2002         2003       2002
--------------------------------------------------------------------------------
Revenues:
    Product                        $    95   $   613       $  576   $  1,558
    Service and maintenance            343       999        1,391      2,793
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            Total revenues             438     1,612        1,967      4,351
Cost of revenues:
    Product                              -        68            8        254
    Service and maintenance            164       473          635      1,782
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            Total cost of revenues     164       541          643      2,036

Gross Margin                           274     1,071        1,324      2,315

Operating Expenses:
    Sales and marketing                157       753        1,344      3,610
    Research and development           427     1,616        4,797      1,213
    General and administrative         568       514        1,280      2,191
    Lease abandonment expense            -         -            -          -
    Restructuring related charges    1,051         -        2,251        768
    Amortization of intangibles          -        28            -         83
    Impairment of goodwill and
     other intangibles                   -         -            -          -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Total operating expenses           2,203     2,508        6,491     11,449
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Loss from operations                (1,929)   (1,437)      (5,167)    (9,134)

Other income (expense):
    Interest income                    115       494          610      1,841
    Interest expense                     -        (4)           -        (17)
    Other income (expense)             101        321         229     (1,126)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Total other income (expense), net    216        811         839        698
--------------------------------------------------------------------------------
Net loss                          $ (1,713)    $ (626)   $ (4,328)  $ (8,436)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Net loss per share:

Basic and diluted                $   (0.06)   $(0.02)   $   (0.16)  $  (0.31)

Shares used in computing basic
  and diluted net loss per share    27,796    27,298       27,735     27,211
--------------------------------------------------------------------------------